Exhibit 10.46
Promissory Note
THIS NOTE MAY NOT BE ASSIGNED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND NO OFFER, TRANSFER OR ASSIGNMENT OF THIS NOTE MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATIONS OR UNLESS EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE.
UNSECURED PROMISSORY NOTE

$593,333	Dated: April 4, 2011
FOR VALUE RECEIVED, Arcadia Resources, Inc., a Nevada corporation (“Maker”), hereby promises to pay, in lawful money of the United States of America and in immediately available funds, to the order of BestCare Travel Staffing, LLC, a Kentucky limited liability company (the “Holder”), at the address specified in Section 8 herein, or at such other place as Holder may direct, the principal amount of Five Hundred Ninety-Three Thousand Three Hundred Thirty-Three Dollars ($593,333) (the “Principal”), together with Interest (as defined below) thereon, at the time and in the manner set forth below.
1. Principal and Interest Payments. Principal and Interest (as defined below) under this Note shall be payable as follows:
(a) The unpaid Principal balance and all Interest thereon shall be due and payable in full on April 4, 2012 (the “Maturity Date”).
(b) Interest shall be computed using the per annum rate of 10% (“Interest”). Interest shall be computed on the basis of an assumed year of 360 days for the actual number of days such Principal amount is outstanding. Interest will be paid monthly on the first day of the month beginning May 1, 2011 for interest earned in the previous month.
2. Prepayment. Maker may prepay all or any portion of the unpaid balance of the Principal hereof, without premium or penalty; provided, however, that all sums received shall be applied first to the payment of Interest and then to the retirement of Principal.
3. Acceleration. Maker will pay the outstanding balance in full upon the occurrence of: a) the sale of Arcadia Services, Inc. (wholly-owned subsidiary of Maker) through a stock or asset transaction, or any other transaction involving the sale of its home care and staffing business or b) a Significant Financing Transaction. A Significant Financing Transaction is defined as an equity or debt transaction, or a sale of assets, whereby Maker raises in excess of $5,000,000 in cash proceeds.
4. No Security. This Note is not secured by any assets or right to assets of Maker or any of its affiliates.

5. Events of Default. The following shall constitute an “Event of Default” hereunder:
(a) Maker fails to pay any Principal, Interest or other amount payable under this Note when due.
(b) Maker becomes insolvent or generally fails to pay, or admits in writing Maker’s inability to pay, its debts as they become due; or Maker applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Maker or any property or assets of Maker, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Maker or for a substantial part of the property or assets of Maker and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of Maker and if such case or proceeding is not commenced by Maker it is consented to or acquiesced in by Maker or if such case or proceeding is not vacated, stayed or dismissed within thirty (30) days of such commencement.
6. Remedies Upon an Event of Default. Upon the occurrence of an Event of Default, the entire unpaid Principal balance of this Note, together with all accrued and unpaid Interest thereon, shall, in the case of Section 5(a), at the election of Holder, and, in the case of Section 5(b), automatically, become immediately due and payable. All amounts payable by Maker to Holder under this Note shall be without relief from valuation and appraisement laws. The rights and remedies of Holder stated herein are cumulative to and not exclusive of any rights or remedies otherwise available to Holder. In the event Holder is required to commence any cause of action or legal proceeding to collect payment of this Note when due, Maker shall reimburse Holder for its reasonable attorneys fees and court costs in connection with such action or proceeding.
7. Assignability. Maker may not assign this Note or any rights or duties hereunder without Holder’s prior written consent, which consent shall not be unreasonably withheld, and any prohibited assignment shall be voidable at Holder’s election. This Note will benefit and bind the permitted successors and assigns of the parties.
8. Notices. All notices, requests, demands and other communications under this Note shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of receipt by the party to whom notice is to be given if transmitted to such party by facsimile, provided a copy is mailed as set forth below on date of transmission, or on the third day after mailing if mailed to the party to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:
If to Maker, to:
Arcadia Resources, Inc.
9320 Priority Way West Drive
Indianapolis, Indiana 46240

If to Holder, to:
BestCare Travel Staffing, LLC
11190 Bellesville Pike
Columbus, IN 47201

9. Miscellaneous.
(a) This Note shall in all respects be governed by and construed in accordance with the laws of the State of Indiana without regard to conflicts of law principles.
(b) The undersigned hereby irrevocably consents to the jurisdiction and venue of the courts of the State of Indiana and the United States District Court for the Southern District of Indiana, in either case sitting in Marion County, Indiana, with respect to any and all actions related to this Note or the enforcement of this Note and hereby irrevocably waives any and all objections thereto. MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVES TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS NOTE.
(c) Holder shall not (by act, delay, omission or otherwise) be deemed to have waived any of its rights or remedies hereunder, or any provision hereof, unless such waiver is in writing signed by Holder, and any such waiver shall be effective only to the extent specifically set forth therein; and a waiver by Holder of any right or remedy under this Note on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Holder would otherwise have had on any future occasion.
(d) Wherever possible, each provision of this Note which has been prohibited by or held invalid under applicable law shall be ineffective to the extent of such prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provision or the remaining provisions of this Note.
(e) Wherever in this Note reference is made to Maker or Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns, legatees, heirs, executors, administrators and legal representatives, as applicable, and, in the case of Holder, any future holder of this Note, in any case as permitted by this Note. This Note may not be assigned by Maker without Holder’s prior written consent.

(f) Maker waives presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, notice of acceptance of this Note by Holder, and all other notice and filing of suit or diligence in collecting this Note.
(g) Time is of the essence in the performance of this Note.
(h) The obligation’s under this Note are absolute and unconditional and are not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed, acknowledged, sealed and delivered this Note as of the day and year first above written.

“MAKER” ARCADIA RESOURCES, INC.
By:	/s/ Marvin Richardson
	Name:	Marvin Richardson
	Title:	Chief Executive Officer & President
Accepted and Agreed to:
“HOLDER”
BESTCARE TRAVEL STAFFING, LLC

By:	/s/ Vicki R. Zeller Printed: Vicki R. Zeller
Title: President